Exhibit 99.4

INDEPENDENT AUDITORS' REPORT

Partners
1989 Westview Arms Limited partnership
Dumas, Arkansas

We have audited the accompanying Balance Sheets of 1989 WESTVIEW ARMS LIMITED PARTNERSHIP as of December 31, 2004 and 2003, and the related Statements of Profit and Loss, Partners' Equity (Deficit) and Cash Flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1989 WESTVIEW ARMS LIMITED PARTNERSHIP as of December 31, 2004 and 2003, and the results of its operations, changes in partners, equity (deficit) and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Berry & Caccamisi

Memphis, TN
January 20, 2005